Exhibit 21.0

Subsidiaries of Gallagher

In the following list of subsidiaries of Gallagher, those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher & Co. (Registrant)	Delaware
Arthur J. Gallagher & Co. (Illinois)	Illinois
Gallagher Offshore Support Services Private Limited	India
Arthur J. Gallagher Service Company	Delaware
Arthur J. Gallagher Brokerage & Risk Management Services, LLC	Delaware
Arthur J. Gallagher Risk Management Services, Inc.	Illinois
Gallagher Healthcare Insurance Services of Kansas City, LLC(1)	Missouri
Arthur J. Gallagher & Co. (Florida)	Florida
Arthur J. Gallagher & Co. of New York, Inc.	New York
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
C. W. Excess Incorporated	New York
Lamberson Koster & Company	California
Manning & Smith Insurance, Inc.	Kansas
Commonwealth Premium Finance Corporation	Kentucky
Artex Risk Solutions, Inc.	Delaware
Western Litigation, Inc.	Texas
Risk Placement Services, Inc.	Illinois
Edwin M. Rollins Company	North Carolina
Risk Placement Services of Nevada, Inc.	Nevada
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Intermediaries (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Gallagher Captive Services (Cayman) Limited	Cayman Islands
Scholastic Risk Services Limited	Bermuda
Artex Insurance Company Ltd(2)	Bermuda
Artex Underwriting Managers Ltd	Bermuda
Protected Insurance Company	Bermuda
Gallagher Holdings (UK) Limited	England
Arthur J. Gallagher (UK) Limited	England
Risk Management Partners Ltd.	England
Arthur J. Gallagher Asia Pte Ltd(3)	Singapore
Arthur J. Gallagher Asia Limited	Hong Kong
Arthur J. Gallagher Asia (L) BHD	Malaysia
Connor Hale Kerslake Limited	England
Arthur J. Gallagher Australasia Holdings Pty Ltd.	Australia
Australis Group (Underwriting ) Pty Ltd.	Australia
Interpacific Underwriting Agencies Pty Ltd.	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd	Australia
Arthur J. Gallagher (Aus) Pty Ltd.	Australia
Gallagher Re, Inc.	Delaware
Gallagher Bassett Services, Inc.	Delaware
Gallagher Bassett of New York, Inc.	New York
Gallagher Bassett International Ltd. (UK)	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Bassett Services Pty Ltd	Australia
Gallagher Bassett Workers Compensation Victoria Pty Ltd	Australia
Gallagher Bassett International S.A.	France

Name	State or Other Jurisdiction of Incorporation
AJG Financial Services, Inc.	Delaware
AJG Capital, Inc.(4)	Illinois
AJG Investments, Inc.	Delaware
AJG Coal, Inc.	Delaware
AJG Chem Mod Holdings LLC.	Delaware
Gallagher Holdings Bermuda Company Limited.	Bermuda
AJG Coal Indiana LLC	Delaware
AJG Two Pierce, Inc.	Delaware
Gallagher Benefit Services, Inc.	Delaware
GBS Retirement Services, Inc.	New York
GBS Insurance and Financial Services, Inc.	Delaware
GBS Administrators, Inc.	Washington

(1)	49% of the Common Stock of this subsidiary is owned by a third party.

(2)	76% of the Common Stock of this subsidiary is owned by two third parties.

(3)	49% of the Common Stock of this subsidiary is owned by two third parties.

(4)	10% of the Common Stock of this subsidiary is owned by an unrelated party.

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